UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2025

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:             Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 28, 2025, ACM Research (Shanghai), Inc. (“ACM Shanghai”), the operating subsidiary of ACM Research, Inc. (“ACM”), announced that it received registration approval from the China Securities Regulatory Commission (the “CSRC”) for its proposed private offering of ordinary shares to qualified buyers (the “Private Offering”).

The approval permits ACM Shanghai to proceed with the Private Offering within 12 months from the date of approval. As previously disclosed by ACM on January 25, 2024, the proposed Private Offering is for up to 10% of ACM Shanghai’s share capital prior to the offering. Based on ACM Shanghai’s latest share capital, the number of shares to be offered has been updated to reflect the recent exercise of employee stock options. The Private Offering now provides for the issuance of up to 44.1 million ordinary shares, with expected gross proceeds of up to RMB 4.5 billion (approximately $625 million).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer
Dated: June 30, 2025